© 2026 GOLUB CAPITAL LLC GOLUB CAPITAL BDC 4, INC. EARNINGS PRESENTATION | QUARTER ENDED JUNE 30, 2026

2 Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any additional disclosures that we make directly to you or through reports that we have filed or in the future file with the Securities and Exchange Commission (“SEC”), including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. This presentation contains statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data. In evaluating prior performance information in this presentation, you should remember that past performance is not a guarantee, prediction, or projection of future results, and there can be no assurance that we will achieve similar results in the future. Some of the statements in this presentation constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation involve risks and uncertainties, including statements as to: our future operating results; our business prospects and the prospects of our portfolio companies, including our and their ability to achieve our respective objectives due to disruptions, including, without limitation, those caused by global health pandemics or other large scale events; the effect of investments that we expect to make and the competition for those investments; completion of a public offering of our securities or other liquidity event; our contractual arrangements and relationships with third parties; actual and potential conflicts of interest with GC Advisors LLC (“GC Advisors”), our investment adviser, and other affiliates of Golub Capital LLC (collectively, “Golub Capital”); the dependence of our future success on the general economy and its effect on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; the use of borrowed money to finance a portion of our investments; the adequacy of our financing sources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; general economic and political trends and other external factors, changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets that could result in changes to the value of our assets; elevated levels of inflation, and its impact on us, on our portfolio companies and on the industries in which we invest; the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments; the ability of GC Advisors or its affiliates to attract and retain highly talented professionals; the ability of GC Advisors to continue to effectively manage our business due to disruptions, including those caused by global health pandemics or other large scale events; turmoil in Ukraine, Russia and the Middle East, including sanctions related to such turmoil, and the potential for volatility in energy prices and other supply chain issues and any impact on the industries in which we invest; our ability to qualify and maintain our qualification as a regulated investment company and as a business development company; the impact of information technology systems and systems failures, including data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; general price and volume fluctuations in the stock markets; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof; and the effect of changes to tax legislation and our tax position. Disclaimer

3 Summary of Quarterly Results – GBDC 4 generated an annualized net income return on equity1 of 10.6% during the quarter ended June 30, 2026. – GBDC 4 has achieved an inception-to-date IRR2 on NAV of 11.4% through June 30, 2026. – For the quarter ended June 30, 2026, we made new investment commitments of $214.0 million and the fair value of investments as of June 30, 2026 was $2,667.5 million. Overall, total investments in portfolio companies at fair value increased by $183.8 million or 7.4%. – The annualized investment income yield3 for the three months ended June 30, 2026 was 9.4%, an increase from 9.3% for the three months ended March 31, 2026. – Strong credit performance: over 98% of the investments in our portfolio at fair value continue to have an Internal Performance Rating of 4 or higher as of June 30, 2026 and there were just three portfolio company investments on non-accrual. 1. Return on equity calculations are based on daily weighted average of total net assets during the period presented. 2. Internal rate of return (“IRR”) on net asset value (“NAV”) is calculated at the fund level using beginning of period NAV, capital share issuances during the period, distributions paid or payable during the period, and ending period NAV. Period beginning April 1, 2022 and ending June 30, 2026. The first investment in GBDC 4 took place on April 1, 2022. These returns do not represent an actual return to any investor in the Company. 3. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income, interest earned on cash, amortization of capitalized fees and discounts and accrued Payment in Kind (“PIK”)/non-cash dividend income, divided by (b) the daily average of total earning investments at fair value.

Financial Highlights

(Dollar amounts in 000s, except per share data)

	Quarter Ended				
Selected Financial Highlights	**June 30, 2025**	**September 30, 2025**	**December 31, 2025**	**March 31, 2026**	**June 30, 2026**
Net income (loss)	$23,616	$28,214	$29,964	$(5,263)	$32,205
Net investment income	23,121	26,921	30,076	30,330	30,827
Net realized/unrealized gain (loss)	495	1,293	(112)	(35,593)	1,378
Distributions declared	23,616	28,214	29,964	10,309	16,633

	Quarter Ended				
Per Share[1] and Return on Equity Statistics	**June 30, 2025**	**September 30, 2025**	**December 31, 2025**	**March 31, 2026**	**June 30, 2026**
Earnings (loss) per weighted average share	$0.40	$0.42	$0.41	$(0.07)	$0.39
Net investment income per weighted average share	0.39	0.40	0.41	0.39	0.38
Accrual (reversal) for capital gain incentive fee per weighted average share	(0.00)*	0.00*	0.00*	(0.02)	0.00
Net investment income before accrual (reversal) for capital gain incentive fee (net) per weighted average share[2]	0.39	0.40	0.41	0.37	0.38
Net realized/unrealized gain (loss) per weighted average share	0.01	0.02	(0.00)*	(0.46)	0.01
Annualized return on equity – net income[3]	10.8%	11.2%	11.0%	N/A	10.6%
Quarterly return on equity – net income[4]	2.7%	2.8%	2.8%	(0.5)%	2.6%
Net asset value	$15.00	$15.00	$15.00	$14.81	$15.00

* Represents an amount less than $0.01

1. Per share returns are calculated based on the daily weighted average shares outstanding during the period presented.
2. As a supplement to U.S. generally accepted accounting principles ("GAAP") financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee which is not contractually payable under the terms of the Company's Investment Advisory Agreement. The capital gain incentive fee payable for the period ended June 30, 2026, as calculated under the Investment Advisory Agreement is $0. However, in accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. Although this non-GAAP financial measure is intended to enhance investors' understanding of the Company's business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP.
3. Return on equity calculations are based on daily weighted average of total net assets during the period presented.
4. Quarterly return on equity is calculated as the annualized return on average equity divided by four. Return on equity calculations are based on the daily weighted average of total net assets during the period presented.

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Portfolio Highlights - New Originations

- Total investments at fair value increased by approximately 7.4%, or $183.8 million, during the three months ended June 30, 2026.
- Total investments in portfolio companies at fair value was $2.7 billion at June 30, 2026.

	Quarter Ended				
	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026
Select Portfolio Funds Roll Data (in millions)					
New Investment Commitments	$269.7	$442.6	$284.3	$157.8	$214.0
Exits and Sales of Investments	30.2	58.0	108.3	20.4	51.1
Net Funds Growth[1]	252.1	313.7	173.0	101.5	183.8
Asset Mix of New Investments					
Senior Secured	6%	4%	14%	3%	1%
One Stop	90%	89%	85%	95%	97%
Junior Debt[2]	1%	6%	0%	0%	0%
Equity and Other Investments	3%	1%	1%	2%	2%
Portfolio Rotation - Debt Investments					
Weighted average rate on new investments[3]	9.0%	9.1%	8.4%	8.5%	8.3%
Weighted average spread over the applicable base rate of new floating rate investments[4]	4.9%	5.0%	4.7%	4.8%	4.8%
Weighted average rate of sales and payoffs of portfolio investments[5]	9.3%	10.9%	8.9%	9.2%	8.5%
Weighted average fees on new investments	0.6%	0.6%	0.5%	0.5%	0.7%

1. Net funds growth includes the impact of new investments and exits of investments as noted in the table above, as well as other variables such as net funding on revolvers, net change in unamortized fees, net change in unrealized appreciation (depreciation), etc.
2. Junior Debt is comprised of subordinated debt and second lien loans.
3. Weighted average interest rate on new loan investments is based on the contractual interest rate at the time of funding. For variable rate loans that have a Secured Overnight Financing Rate ("SOFR"), Prime or an applicable foreign base rate for loans denominated in foreign currency, the contractual rate is calculated using the current applicable base rate, the spread over the applicable base rate and the impact of any floor. For positions that have a SOFR and Prime rate option, the contractual rate is calculated using current SOFR at the time of funding, the spread over SOFR and the impact of any SOFR floor. For fixed rate loans, the contract rate is the stated fixed rate.
4. Weighted average spread over the applicable base rate of new floating rate loan investments is based on the contractual interest rate spread at the time of funding. Applicable base rates include SOFR, Prime and applicable foreign base rates for loans denominated in foreign currency. For variable rate loans that have a SOFR and Prime rate option, the SOFR spread was used in the calculation. For variable rate loans that only have a Prime rate option, the Prime spread was used.
5. Excludes the disposition of non-accrual assets, if any.

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6 $14.81 $0.38 ($0.20) $0.00* $0.01 $0.00* $15.00 March 31, 2026 NAV Net Investment Income Dividends Recorded in June 30, 2026 Quarter Net Realized / Unrealized Gain (Loss) on Foreign Currency Transactions Net Realized Gain (Loss) on Investments Net Change in Unrealized Appreciation (Depreciation) on Investments June 30, 2026 NAV NAV Per Share Bridge GBDC 4 Generated 10.6% Annualized Return to Shareholders1 Net Realized & Unrealized Gain: $0.01 1. Return on equity calculations are based on daily weighted average of total net assets during the period presented. * Represents an amount less than $0.01 2

7 Portfolio Highlights - Portfolio Diversity as of June 30, 2026 Portfolio Composition by Seniority 1%1% 93% 5% 1. Junior Debt is comprised of second lien and subordinated debt. 2. The percentage of fixed rate and floating rate loans is calculated using total debt investments at fair value and excludes equity investments. 3. Based on S&P 2018 industry code. The largest industries represented as approximate percentages of the portfolio at fair value are labeled. All other industry segments are each below 3%. Investment Portfolio $2,667MM | 265 Portfolio Companies | Average Size 0.4% First Lien Traditional Senior First Lien One Stop Junior Debt1 Equity 98% First Lien Diversification by Portfolio Company Top 10 Portfolio Companies 14% Top 25 Portfolio Companies 29% Remaining 240 Portfolio Companies 71% Avg. Size 0.4% Portfolio Composition by Interest Rate Type on Loans2 Diversification by Industry3 Floating, 99% Fixed, 1% Software 26% Diversified Consumer Services 6% Insurance 6% Hotels, Restaurants & Leisure 6% Healthcare Technology 6% Automobiles 6% Specialty Retail 5% Healthcare Providers & Services 5% Healthcare Equipment & Supplies 4% Professional Services 3% Commercial Services & Supplies 3% 27 industries below 3%

8 1. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income, interest earned on cash, amortization of capitalized fees and discounts and accrued PIK/non-cash dividend income, divided by (b) the daily average of total earning investments at fair value. 2. Income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income, interest earned on cash and accrued PIK/non-cash dividend income, but excluding amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. 3. The weighted average net investment spread is calculated as (a) the investment income yield less (b) the weighted average cost of debt. 4. The weighted average cost of debt is calculated as (a) the actual amount of expenses incurred on debt obligations divided by (b) the daily average of total debt obligations. 12.0% 10.9% 10.6% 10.4% 10.4% 9.9% 9.3% 9.4% 11.6% 10.6% 10.2% 10.1% 10.1% 9.5% 9.1% 9.2% 3.8% 3.2% 3.6% 3.5% 4.1% 3.9% 3.5% 3.6% 8.2% 7.7% 7.0% 6.9% 6.3% 6.0% 5.8% 5.8% 4.6% 4.3% 4.3% 4.3% 4.0% 3.7% 3.7% 3.7% Investment income yield¹ Income yield² Weighted average net investment spread³ Weighted average cost of debt⁴ 3-Month Secured Overnight Financing Rate (“SOFR”) FY’24 Q 4 FY’25 Q 1 FY’25 Q 2 FY’25 Q 3 FY’25 Q 4 FY’26 Q 1 FY’26 Q 2 FY’26 Q 3 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0% 13.0% 14.0% Portfolio Highlights - Economic Analysis

Portfolio Highlights - Portfolio Ratings

- Over 98% of the investments in our portfolio at fair value have an Internal Performance Rating of 4 or higher as of June 30, 2026, and three portfolio company investments were on non-accrual, representing 0.1% and less than 0.1% as a percentage of total investments at cost and fair value, respectively.

Internal Performance Ratings

(% of Portfolio at Fair Value)

	At Fiscal Year End				At Quarter End		
Rating	2022	2023	2024	2025	December 31, 2025	March 31, 2026	June 30, 2026
5	2.7%	0.0%	0.1%	6.5%	2.4%	2.4%	1.2%
4	97.3%	99.8%	99.4%	93.0%	96.2%	96.3%	97.3%
3	0.0%	0.2%	0.5%	0.5%	1.4%	1.3%	1.5%
2	0.0%	0.0%	0.0%	0.0%*	0.0%*	0.0%*	0.0%*
1	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Grand Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Internal Performance Ratings Definition

Rating	Definition
5	Borrower is performing above expectations and the trends and risk factors are generally favorable
4	Borrower is generally performing as expected and the risk factors are neutral to favorable
3	Borrower could be out of compliance with debt covenants; however, loan payments are generally not past due
2	Borrower is performing materially below expectations and the loan's risk has increased materially since origination
1	Borrower is performing substantially below expectations and the loan's risk has substantially increased since origination

* Represents an amount less than 0.1%

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Quarterly Statements of Financial Condition

(Dollar amounts in 000s, except share and per share data)	June 30, 2025 (unaudited)	September 30, 2025 (audited)	As of December 31, 2025 (unaudited)	March 31, 2026 (unaudited)	June 30, 2026 (unaudited)
Assets					
Investments, at fair value	$1,895,482	$2,209,174	$2,382,163	$2,483,694	$2,667,489
Cash, cash equivalents and foreign currencies	21,185	17,820	21,414	11,807	13,176
Restricted cash, cash equivalents and foreign currencies	281,692	48,487	117,767	53,084	57,557
Other assets	19,203	21,934	23,985	17,698	21,869
Total Assets	$2,217,562	$2,297,415	$2,545,329	$2,566,283	$2,760,091
Liabilities and Net Assets					
Debt	$1,195,554	$1,189,555	$1,319,957	$1,333,243	$1,496,929
Unamortized debt issuance costs	(9,322)	(8,281)	(7,317)	(6,346)	(5,364)
Interest payable	10,484	18,244	30,980	14,018	14,979
Distributions payable	16,648	19,791	20,489	—	16,633
Management and income incentive fees payable	4,763	5,741	7,442	6,210	6,592
Other liabilities	3,468	3,810	4,389	6,769	2,361
Total Liabilities	$1,221,595	$1,228,860	$1,375,940	$1,353,894	$1,532,130
Total Net Assets	$995,967	$1,068,555	$1,169,389	$1,212,389	$1,227,961
Total Liabilities and Net Assets	$2,217,562	$2,297,415	$2,545,329	$2,566,283	$2,760,091
Net Asset Value per Share	$15.00	$15.00	$15.00	$14.81	$15.00
GAAP Leverage	1.21x	1.13x	1.16x	1.11x	1.23x
GAAP debt-to-equity, net[1]	1.18x	1.10x	1.11x	1.09x	1.21x
Asset coverage	182.6%	188.5%	186.6%	190.0%	181.2%
Common shares outstanding	66,397,771	71,236,993	77,959,284	81,864,006	81,864,006

1. GAAP debt-to-equity, net is calculated as (a) total debt, including other short-term borrowings, reduced by (i) cash, (ii) cash equivalents and foreign currencies and (iii) restricted cash held for partial repayment on notes of certain of our securitization vehicles past their reinvestment period term (if any) divided by (b) total net assets.

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Quarterly Operating Results

(Dollar amounts in 000s, except share and per share data)	Quarter Ended June 30, 2025 (unaudited)	September 30, 2025 (unaudited)	December 31, 2025 (unaudited)	March 31, 2026 (unaudited)	June 30, 2026 (unaudited)
Investment Income					
Interest income	$44,660	$51,934	$56,772	$55,164	$58,880
Dividend income	181	372	392	243	230
Fee income	278	493	225	134	200
Total Investment Income	$45,119	$52,799	$57,389	$55,541	$59,310
Expenses					
Interest and other debt financing expenses	$16,383	$18,678	$19,593	$18,921	$20,236
Base management fee, net of waiver	2,213	2,609	2,947	3,056	3,235
Incentive fee, net of waiver	2,550	3,017	3,351	3,210	3,425
Incentive fee – capital gains	(165)	236	83	(1,440)	—
Other operating expenses	1,017	1,338	1,339	1,464	1,587
Total Expenses	$21,998	$25,878	$27,313	$25,211	$28,483
Net Investment Income	$23,121	$26,921	$30,076	$30,330	$30,827
Net Gain (Loss) on Investments and Foreign Currency					
Net realized gain (loss) on investments and foreign currency transactions	($214)	$196	$236	$258	$1,180
Net unrealized appreciation (depreciation) on investments and foreign currency transactions	709	1,097	(348)	(35,851)	198
Net gain (loss) on investments and foreign currency transactions	$495	$1,293	($112)	($35,593)	$1,378
Net increase/(decrease) in net assets resulting from operations	$23,616	$28,214	$29,964	($5,263)	$32,205
Per Share Data[1]					
Earnings/(loss) per weighted average share	$0.40	$0.42	$0.41	($0.07)	$0.39
Net investment income per weighted average share	$0.39	$0.40	$0.41	$0.39	$0.38
Distributions declared per share[2]	$0.39	$0.42	$0.42	$0.13	$0.20
Weighted average common shares outstanding	58,534,461	67,102,706	72,547,078	78,380,840	81,864,006

1. Except as otherwise noted, per share data is calculated based on the daily weighted average shares outstanding during the period presented.
2. Per share data are based on (i) the total distributions paid for each respective record date during the period presented divided by (ii) the total number of shares outstanding on each respective record date. Please see slide titled, "Common Stock and Distribution Information" included in this presentation for details on the distributions declared during the period.

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12 Quarterly Return on Equity Since Inception* * Quarterly return on equity is calculated as the annualized return on average equity divided by four. Return on equity calculations are based on the daily weighted average of total net assets during the period presented. 1. The 11.4% IRR on NAV is calculated at the fund level using beginning of period NAV, capital share issuances during the period, distributions paid or payable during the period, and ending period NAV. Period beginning April 1, 2022 and ending June 30, 2026. The first investment in GBDC 4 took place on April 1, 2022. These returns do not represent an actual return to any investor in GBDC 4. 1.0% 1.0% 2.7% 4.7% 4.4% 4.4% 4.1% 5.7% 4.2% 3.6% 3.1% 2.7% 2.8% (0.5)% 2.6% Jun-22 Sep-22 Dec-22 Mar-23 Jun-23 Sep-23 Dec-23 Mar-24 Jun-24 Sep-24 Dec-24 Mar-25 Jun-25 Sep-25 Dec-25 Mar-26 Jun-26 Investors in GBDC 4 have achieved a 11.4% IRR on NAV1 Avg. 3.1% 3.0% 2.8%

Liquidity and Capital Subscriptions

Cash and Cash Equivalents

- Unrestricted cash, cash equivalents and foreign currencies totaled $13.2 million as of June 30, 2026.
- Restricted cash, cash equivalents and foreign currencies totaled $57.6 million as of June 30, 2026. Restricted cash is held in our securitization vehicles and certain of our revolving credit facilities and is reserved for quarterly interest payments and is also available for new investments that qualify for reinvestment by these entities.

Capital Subscriptions

- As of June 30, 2026, we had total investor capital subscriptions of $1,523.6 million and contributed capital of $1,183.9 million (77.7% called capital ratio).

Debt Facilities – Availability

- Deutsche Bank Credit Facility - As of June 30, 2026, subject to leverage and borrowing base restrictions, we had $104.4 million of remaining commitments and $9.2 million of availability on this $300.0 million revolving credit facility.
- BNP Credit Facility - As of June 30, 2026, subject to leverage and borrowing base restrictions, we had $247.9 million of remaining commitments and $91.0 million of availability on this $750.0 million revolving credit facility.
- GC Advisors Revolver - As of June 30, 2026, we had $100.0 million of remaining commitments and availability on our $100.0 million unsecured line of credit with GC Advisors.

Key Funding Vehicles[1]

(Dollar amounts in 000s)

Funding Source	Debt Commitment	Outstanding Par	Undrawn Commitment	Reinvestment Period	Stated Maturity	Interest Rate[2]
2025 Debt Securitization	$799,250	$799,250	$—	June 20, 2029	July 20, 2037	3 Month SOFR + 1.68%
Deutsche Bank Credit Facility	300,000	195,595	104,405	March 28, 2027	March 28, 2030	3 Month SOFR + 1.75%
BNP Credit Facility	750,000	502,084	247,916	August 15, 2027	August 15, 2030	3 Month SOFR + 1.85%
GC Advisors Revolver	100,000	—	100,000	N/A	March 26, 2028	Applicable Federal Rate

1. Information is presented as of June 30, 2026.
2. Interest rate for securitizations represents the weighted average spread over 3-month Secured Overnight Financing Rate ("SOFR") for the various tranches of issued notes, excluding tranches retained by the Company. For bank facilities, the interest rate represents the interest rate as stated in the applicable credit agreement.

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14 Common Stock and Distribution Information Distributions Paid and Payable (Dollar amounts in 000s, except share and per share data) Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount February 3, 2025 April 18, 2025 April 2025 57,232,221.572 June 17, 2025 $0.1217 $6,968 May 2, 2025 May 26, 2025 May 2025 57,446,759.391 August 20, 2025 0.1348 7,742 May 2, 2025 June 20, 2025 June 2025 66,397,771.207 August 20, 2025 0.1341 8,906 Total for Quarter Ended June 30, 2025 $0.3906 $23,616 May 2, 2025 July 18, 2025 July 2025 66,397,771.207 September 17, 2025 $0.1269 $8,423 August 1, 2025 August 26, 2025 August 2025 66,616,608.403 November 20, 2025 0.1522 10,139 August 1, 2025 September 15, 2025 September 2025 66,616,608.403 November 20, 2025 0.1449 9,652 Total for Quarter Ended September 30, 2025 $0.4240 $28,214 August 1, 2025 October 15, 2025 October 2025 71,236,992.933 December 17, 2025 $0.1330 $9,475 November 14, 2025 November 14, 2025 November 2025 71,236,992.933 January 21, 2026 0.1425 10,150 November 14, 2025 December 12, 2025 December 2025 71,496,901.607 February 18, 2026 0.1446 10,339 Total for Quarter Ended December 31, 2025 $0.4201 $29,964 November 14, 2025 January 16, 2026 January 2026 77,959,283.765 March 18, 2026 $0.1322 $10,309 February 2, 2026 February 25, 2026 February 20261 78,229,297.484 May 20, 2026 — — February 2, 2026 March 16, 2026 March 20262 78,229,297.484 May 20, 2026 — — Total for Quarter Ended March 31, 2026 $0.1322 $10,309 February 2, 2026 April 17, 2026 April 20263 81,864,005.909 June 17, 2026 $— $— May 1, 2026 May 25, 2026 May 2026 81,864,005.909 August 19, 2026 0.0882 7,220 May 1, 2026 June 19, 2026 June 2026 81,864,005.909 August 19, 2026 0.1150 9,413 Total for Quarter Ended June 30, 2026 $0.2032 $16,633 1. On February 2, 2026, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of February 28, 2026 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period February 1, 2026 through February 28, 2026 and the payment of this distribution is $15.00 per share. As the net asset value per share was $15.00 per share or lower, the distribution declared for the period was zero. 2. On February 2, 2026, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of March 31, 2026 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period March 1, 2026 through March 31, 2026 and the payment of this distribution is $15.00 per share. As the net asset value per share was $15.00 per share or lower, the distribution declared for the period was zero. 3. On February 2, 2026, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of April 30, 2026 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period April 1, 2026 through April 30, 2026 and the payment of this distribution is $15.00 per share. As the net asset value per share was $15.00 per share or lower, the distribution declared for the period was zero.

15 Common Stock and Distribution Information (cont’d) Distributions Declared (Dollar amounts in 000s, except share and per share data) Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount May 1, 2026 July 17, 2026 July 20261 81,864,005.909 September 16, 2026 TBD TBD July 31, 2026 August 24, 2026 August 20262 TBD November 19, 2026 TBD TBD July 31, 2026 September 14, 2026 September 20263 TBD November 19, 2026 TBD TBD July 31, 2026 October 16, 2026 October 20264 TBD December 16, 2026 TBD TBD 1. On May 1, 2026, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of July 31, 2026 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period July 1, 2026 through July 31, 2026 and the payment of this distribution is $15.00 per share. 2. On July 31, 2026, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of August 31, 2026 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period August 1, 2026 through August 31, 2026 and the payment of this distribution is $15.00 per share. 3. On July 31, 2026, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of September 30, 2026 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period September 1, 2026 through September 30, 2026 and the payment of this distribution is $15.00 per share. 4. On July 31, 2026, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of October 31, 2026 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period October 1, 2026 through October 31, 2026 and the payment of this distribution is $15.00 per share.